Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D with respect to common stock, par value $0.0001 per share, of Doma Holdings, Inc., and any amendments to that Statement, and acknowledges that it is aware that this Joint Filing Agreement will be filed as an Exhibit to the Schedule 13D. Each of the undersigned agrees that it is responsible for the timely filing of the Schedule 13D and any amendments and for the completeness and accuracy about it (but not about any other person).

Dated: February 24, 2022

LENNAR CORPORATION

By:	/s/ Mark Sustana
Name:	Mark Sustana
Title:	Vice President, General Counsel and Secretary

LEN X, LLC

By:	/s/ Mark Sustana
Name:	Mark Sustana
Title:	Vice President

LENX ST INVESTOR, LLC

By:	/s/ Mark Sustana
Name:	Mark Sustana
Title:	Vice President

LEN FW INVESTOR, LLC

By:	/s/ Mark Sustana
Name:	Mark Sustana
Title:	Vice President